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                           SANDS BROTHERS & CO., LTD.
                               INVESTMENT BANKERS
                                   MEMBER NYSE
                      90 PARK AVENUE, NEW YORK, N.Y. 10016
           (212) 697-5200 Toll Free (800) 866-6116 Fax (212) 697-9090



                                                                   June 28, 2000


Constellation 3D, Inc.
230 Park Avenue, Suite 453
New York, NY 10169

Attn: Eugene Levich
          President and CEO

         Re: _____________________________


Dear Dr. Levich:

         The parties hereto, Constellation 3D, Inc. (f/k/a C3D Inc.), a Florida corporation (the "Company") and Sands Brothers & Co., Ltd., a Delaware corporation ("Sands Brothers") have entered into (A) that certain placement agency agreement (hereinafter the "Agency Agreement") dated as of December 1, 1999, as amended December 22, 1999, March 7, 2000, March 23, 2000, and April 17, 2000 and May 31, 2000, and as supplemented by that certain letter agreement dated February 8, 2000 (hereinafter the "Agency Agreement") and (B) that certain warrant Agreement dated as of December 1, 1999 as amended on March 23, 2000 ,April 17, 2000, and May 31, 2000 (the "Warrant").

         In connection therewith, the parties hereto agree that the Agency Agreement is hereby amended as follows:

                  1. In the event the Company consummates any financing transaction with Protocol Asset Management Trust, its subsidiaries or affiliates (collectively, "Protocol") by the close of business on July 10, 2000, the retention of Sands Brothers under the Agency Agreement shall become one of a non-exclusive basis; provided, however, that in the event the Company consummates one or more subsequent equity and/or debt financing transaction(s) (each a "Subsequent Financing") with any third party other than through Sands Brothers ("Third Party Financing Source"), the Company shall pay to Sands Brothers at the time of consummation of such Subsequent Financing, a fee equal to 40% of the aggregate fees ( cash and securities) which the Company pays nothing or which may be payable to the Third Party Financing Source(s) in connection with the Subsequent Financing. In the event no fees are paid or are payable to a Third Party Financing

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Source in connection with the Subsequent Financing (e.g., the Third Party
Financing Source makes a direct principal investment into the Company), Sands Brothers shall be paid a fee equal to 40% of the fees, expenses and warrants otherwise payable under the Agency Agreement.

                  2. Subject to the provisions of paragraph 1 above, in the event the Company fails to consummate a financing transaction with Protocol for any reason, other than due to force majeure events or the failure of the Company to accept $31 million in readily available funds from Protocol, the retention of Sands Brothers under the Agency Agreement shall become one of a non- exclusive basis. In such event the Company shall have no obligation to supply Sands Brothers with respect to any potential sources of financing, and Sands Brothers shall not be entitled to any fees, expenses or warrants with respect to any financing sources except those financing sources brought directly or indirectly by Sands Brothers.

                  3. Except as set forth herein, the Agency Agreement (and the protections of Sources (as defined therein) up through the date hereof) and the Warrant shall remain in full force and effect.




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         IN WITNESS WHEREOF, the Company and Sands Brothers have caused this
  Agreement to be executed by its duly authorized representative.

CONSTELLATION 3D, INC.                      SANDS BROTHERS & CO., LTD


By: E. Levich                               By: /s/ Mark Hollo
    ---------------------------------           --------------------------------
Name:                                       Name
Title:                                      Title: Managing Director
Date: 6/28/00                               Date: 6/28/00
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